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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 19, 1996


                         FLEXTRONICS INTERNATIONAL LTD.
               (Exact name of registrant as specified in charter)



         SINGAPORE                 0-23354                NOT APPLICABLE
(State or other jurisdiction     (Commission               (IRS Employer
      of incorporation)          File Number)            Identification No.)



         514 CHAI CHEE LANE #04-13, BEDOK INDUSTRIAL ESTATE, SINGAPORE 469029
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code (65) 449-5255


                                       N/A
         (Former name or former address, if changed since last report.)


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ITEM 5.           Other Events

                  (a) On November 19, 1996, Flextronics International Ltd. ("Flextronics" or the "Company" or the "Registrant") entered into a letter of intent with Ericsson Business Networks AB ("Ericsson") to acquire Ericsson's production unit in Karlskrona, Sweden (the "Karlskrona Facility"). The Karlskrona Facility manufactures sub units from business communication systems, such as the MD110 PBX, Eripax, as well as components for DECT-based systems for business cordless and radio access (DRA 1900). Flextronics intends to continue such business and will also offer employment with Flextronics to approximately 900 of the 1,000 current employees at the Karlskrona Facility.

                  (b) On November 25, 1996, Flextronics acquired Fine Line Printed Circuit Design, Inc., a California corporation ("Fine Line"), by the statutory merger (the "Merger") of Fine Line with and into Flextronics International USA, Inc., a California corporation and a wholly-owned subsidiary of Flextronics ("Flextronics USA"). The Merger was accomplished pursuant to that certain Agreement and Plan of Reorganization dated as of November 25, 1996, by and among Flextronics, Flextronics USA and Fine Line, and a related Agreement of Merger (collectively, the "Merger Agreements"). The Merger of Fine Line with and into Flextronics USA occurred following the approval of the Merger Agreements by the shareholders of Fine Line by written consent, which was received on November 25, 1996, and satisfaction of certain other closing conditions. As a result of the Merger, the Registrant became the owner of 100% of the issued and outstanding Common Stock of Fine Line and each outstanding share of Common Stock of Fine Line was converted into 0.20099 of an Ordinary Share of the Registrant. The terms of the Merger Agreements were the result of arms-length negotiations among the parties.

                        A total of approximately 223,321 Ordinary Shares of the Registrant will be issued to former Fine Line shareholders in exchange for the acquisition by the Registrant of all outstanding Fine Line capital stock. The shares issued to the shareholders of Fine Line were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

                        Fine Line is a circuit board layout and prototype operation. The Registrant intends to continue such business.

ITEM 7.           Financial Statements, Pro Forma Information and Exhibits

         (a)      Financial Statements of Businesses Acquired.  Not applicable.

         (b)      Pro Forma Financial Information.  Not applicable.




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         (c) Exhibits. The following documents are filed as exhibits to the report:

         Exhibit
         Number

         20.1 Press Release of the Registrant dated November 19, 1996, announcing the letter of intent to acquire the Karlskrona Facility.

         20.2 Press Release of the Registrant dated October 17, 1996, announcing the Registrant's intent to acquire Fine Line.

         20.3 Press Release of the Registrant dated December 4, 1996, announcing the completion of the Registrant's acquisition of Fine Line.







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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Flextronics International Ltd.
                                  ----------------------------------
                                           (Registrant)


Date:  December 9, 1996           By    /s/Michael E. Marks
                                        ----------------------------
                                  Name:    Michael E. Marks
                                  Title:   Chairman of the Board and
                                           Chief Executive Officer




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                                Index to Exhibits

Exhibit No.       Description of Document
-----------       -----------------------


20.1           Press Release of the Registrant dated
               November 19, 1996, announcing the letter of intent to acquire the Karlskrona Facility.

20.2           Press Release of the Registrant dated October
               17, 1996, announcing the Registrant's intent to acquire Fine Line.

20.3           Press Release of the Registrant dated
               December 4, 1996, announcing the completion of the Registrant's acquisition of Fine Line.